Exhibit 10.4
OEM PURCHASE AGREEMENT
TENTH AMENDMENT
This TENTH Amendment (“Amendment”) is effective as of the date of the last signature hereto (the “Effective Date”) and amends the OEM Purchase Agreement dated December 16, 2002 (“Agreement”) by and between Hewlett-Packard Company a Delaware Corporation having its principle place of Business located at 3000 Hanover Street, Palo Alto, CA, 94304, (“HP”) and Brocade Communications Systems, Inc., a Delaware corporation having its principal place of business located at 1745 Technology Drive, San Jose, California 95110 (“Brocade”). and BROCADE COMMUNICATIONS SYSTEMS SWITZERLAND SARL., a corporation organized under the laws of Geneva, and having its principal place of business at 29 Route de l’Aeroport Case Postale 105, CH-1215 Geneva 15, Switzerland (collectively “Supplier”).
RECITALS
WHEREAS, HP and Brocade have entered into the Agreement pursuant to which HP agreed to purchase and Brocade agreed to sell OEM Products in accordance with the terms and conditions set forth therein; and
WHEREAS, HP and Brocade desire to enter in this TENTH Amendment to amend certain provisions of the Agreement; and
WHEREAS, Brocade provides switch products to HP which require SFPs that provide connectivity between HP arrays/servers and Brocade Fibre Channel (FC) switch products; and
WHEREAS, Brocade additionally provides embedded switch products to HP; and
WHEREAS, SFPs operate as part of a high quality system with Brocade’s Fibre Channel (FC) Fabric switch products;
NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HP and Brocade agree as follows.
1.0	Definitions. All capitalized terms used in this TENTH Amendment that are not defined herein shall have the meaning given thereto in the Agreement
1.1 “SFP” shall mean small form-factor pluggable transceiver. (Includes SFP+)
2.0	Confirmation and Ratification. Except as expressly amended herein all unmodified and remaining terms and conditions of the Agreement shall remain in full force and effect. In the event a conflict between the Agreement and this TENTH Amendment, the terms of this TENTH Amendment shall govern.
3.0	Amendments. HP and Brocade agree that the following terms will be added to the OEM Agreement:

3.1 With the release of the [**] firmware in their 8G FC switch products HP will procure the Brocade-qualified SFPs from Brocade-defined suppliers for use in Brocade FC switch products.
3.1.1	The terms of this agreement shall apply to both 4Gb and 8Gb HP “Brocade-specified” SFPs for use in Brocade’s 8Gb FC switch products.
3.2 HP will purchase and manage the supply of all SFPs on all current and future programs with Brocade, unless both parties agree to an alternative model.
3.2.1	HP will negotiate HP pricing directly with the SFP suppliers. There will be no Brocade-influenced SFP cost impacting these negotiations for direct purchases by HP of the SFP products from the qualified suppliers.
3.2.2	Brocade will maintain a minimum of (2) of the SFP suppliers below in their qualified supplier list for SFPs to support Brocade Fibre Channel switches. HP and Brocade will continue to work together to maintain alignment on our qualified supplier lists.

     3.2.2.1 [**]
3.2.2.2 [**]
3.2.3	For Short Wave Length SFPs, Brocade will qualify and maintain a minimum of (2) of the suppliers in 3.2.2 for non-Short Wave SFPs that are low volume or unique in technology, Brocade will use commercially reasonable efforts to qualify and maintain a minimum of (2) of the suppliers in 3.2.2. Brocade will keep HP informed regarding supplier qualification status. If suppliers in 3.2.2 cannot be qualified, Brocade will work with HP in determining alternate suppliers to be qualified.
3.2.4	Brocade will give HP at least ninety (90) days notice in order for HP to review and approve any proposed change to the qualified supplier list. HP and Brocade will mutually agree on the implementation date of the supplier change. If there is an urgent business need, a change may occur sooner than ninety (90) days if mutually agreed.
3.3	HP will make no changes to the “Brocade-specified” design without full evaluation, qualification, and approval by Brocade. Should HP wish to make changes to the “Brocade specified” design, Brocade will work with HP in good faith to accommodate these changes.
3.3.1	Brocade will give HP and SFP Suppliers notice of any proposed Engineering Change of the HP “Brocade-specified” SFP ninety

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(90) days prior to the first scheduled release of the affected products. The implementation of the change will be mutually agreed to by Brocade and HP.
3.4 Brocade and HP will develop a methodology for HP to create and procure a HP-specific part numbered SFP that is branded with a HP label which calls out the HP “Brocade specified” SFP design. HP will create a HP purchase specification for the HP branded SFP that calls out the “Brocade specified” SFP, and defines the HP unique label and HP unique EEPROM settings. HP will have revision control for the HP SFP purchase specification.
3.4.1 Brocade agrees to work with HP to understand HP’s specific requests for changes to the SFP, and will work in good faith to accommodate such requests where commercially feasible.
3.4.2 HP will own the packaging design of the HP “Brocade-specified” SFP.
3.5 Brocade will continue current and future support of HP requirements for SNMP and SMI-S protocols for SFP reporting.
3.6 Subject to a Confidential Disclosure Agreement, technical teams from HP and Brocade will meet as necessary to discuss specifications, quality requirements, and related issues.
3.7 Brocade will be responsible for all ongoing supplier quality maintenance and support as defined in Section 8 and Exhibit D of the OEM Agreement as it relates to the HP “Brocade-specified” SFPs, used in Brocade switches.
3.8 Brocade will be in the lead position to resolve technical field issues as they relate to the Brocade SFP/System design as defined in Exhibit D of the OEM Agreement.
3.9 Brocade will be responsible for securing all Regulatory certifications relevant to the “Brocade-specified” SFPs. Brocade will provide certification data to HP for the “Brocade-specified” SFP’s with the Brocade products. Brocade will allow HP to obtain SFP certifications of “Brocade-specified” SFPs directly from the SFP supplier.
3.9.1 Brocade agrees to provide reasonable assistance to SFP suppliers to ensure that all Regulatory certifications required by HP will be in country-specific compliance within HP’s timelines for product launches.
3.10 Brocade agrees to provide the OEM qualification report to HP for the Brocade specified SFPs with the Brocade products.
3.11 Brocade will include a reference to unique HP-branded “Brocade-specified” SFPs in all HP-specific Training materials and Marketing collateral provided to HP.
3.12 To help enable a successful 4Gb to 8Gb transition, [**].
3.12.1 [**].

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.13 As it relates to the Brocade-specified SFPs, Brocade will not sell directly to HP End Users as defined in Section 13.2 Distribution Rights of the OEM Agreement.
3.14 HP agrees to an 8Gb Technology Value Recovery fee of [**] per active port on 8Gb switches and 8Gb POD software licenses. [**].
The parties have caused this Amendment to be executed by their duly authorized representatives as indicated below.

AGREED:
BROCADE COMMUNICATIONS SYSTEMS INC. (“SUPPLIER”)	HEWLETT-PACKARD COMPANY (“HP”)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

BROCADE COMMUNICATIONS SWITZERLAND, SARL. (“SUPPLIER”)

By:

Name:

Title:

Date: